UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 1, 2004

OPTIGENEX INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-85460	841595734
(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue, 6th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 905-0189

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On October 1, 2004 we executed a Service Agreement (“Service Agreement”) with Communications Policy and Management Corporation (“CPM”) a company for which Dr. Kenji Kitatani, who was appointed to our board of directors on October 1, 2004, serves as president. The term of the Service Agreement is from October 1, 2004 until September 30, 2005. Pursuant to the Service Agreement, CPM, through Dr. Kitatani, will provide us with consulting services including strategic analysis and advice on the business to business marketing of our products and developing business relationships in the territory of Japan as well as strategic advice and assistance on our key projects. In consideration of these services, we will pay CPM $120,000 per year. In addition, CPM will provide us with the use of its office space and communications service in Japan for an aggregate of $36,000 per year. It is further anticipated that Dr. Kitatani will receive options on a performance basis during the course of the Service Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) (1) On October 1, 2004, our board of directors was increased from two to five members and the following three individuals were appointed by our board of directors to serve on our board of directors until their successors are duly elected and qualified:

James Favia age 66. Mr. Favia joined our Board of Directors on October 1, 2004. From 1999 to the present he has served as a consultant for Arcavista a software company and a financial consultant for Donald & Co. an Investment banking company. He has had an extensive career in the financial industry, extending from equity analysis to institutional money management to venture capitalist. As an equity analyst he covered the chemical, healthcare and pharmaceutical industries while employed by the Trust Department of Chemical Bank and, later, with Kuhn, Loeb & Company. At Kuhn, Loeb & Company, Mr. Favia was Head of Research and a Partner. At Chemical Bank, Mr. Favia was Head of Research and responsible for managing twenty equity analysts. Mr. Favia was also responsible for the management of institutional portfolios including the Chemical Bank Profit Sharing Plan and a Special Fund that invested in technology and healthcare companies with a market capitalization of at least $100 million; the Special Fund increased money under management from $30 million to $400 million over a period of several years due to appreciation of the portfolio investments. The institutional money managed operation was subsequently spun off as a wholly owned subsidiary of Chemical Bank under the name Favia, Hill with $9 billion under management, of which Mr. Favia was President. Mr. Favia has been a principal and consultant to various venture capital and brokerage firms and has also served on several Boards of Directors. He has also served as a vice President and Treasurer of The New York Society of Securities Analysts and is a Chartered Financial Analyst.

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Kenji Kitatani, Ph.D. age 49. Dr. Kitatani joined our Board of Directors on October 1, 2004. On May 1, 2004 Dr. Kitatani became an Executive Advisor for Sony Corporation of America (“SCA”). From May 2001 until April 30, 2004, Dr. Kitatani served as Executive Vice President, Business Planning, of SCA. In this position, he helped develop, expand and coordinate the business relationships for SCA’s operating units, including Sony Electronics Inc., Sony Music Entertainment Inc., Sony Pictures Entertainment and Sony Corporation. Dr. Kitatani was in charge of corporate marketing and event promotion, which includes helping coordinate the interests of Sony Corporation and the U.S. operating companies for sports events such as the Sony Open in Hawaii. Dr. Kitatani also helped spearhead the $600 million consolidation of media buying and planning activities for Sony’s U.S. and Canadian operating companies, which took place in the winter of 2002. He held the additional title of Group Executive Officer, Sony Corporation. Dr. Kitatani joined Sony Corporation in October 1999 as Executive Strategist, Media Content, Broadcasting and Communications. Since 1991 Dr. Kitatani has served on the Board of Directors of Tokyo Dome Corporation, Japan’s leading leisure and entertainment conglomerate. He is also currently a corporate advisor to Tokyo Dome Corporation. Dr. Kitatani was also president of its subsidiary, Tokyo Dome Enterprises Corporation. At Tokyo Dome, Dr. Kitatani was responsible for promoting a variety of sporting events and concerts. Dr. Kitatani is also a corporate adviser to PIA Corp. the largest ticketing service in Japan, which, like Tokyo Dome is listed inn the 1st Division of the Tokyo Stock Exchange. In addition, Dr. Kitatani worked for the Tokyo Broadcasting System (“TBS”) as its Counsel on International Affairs and President of Media Research Institute of TBS for 15 years until 1999. He negotiated contracts and coordinated coverage for many major sporting events including the Super Bowl and the Indianapolis 500. Dr. Kitatani has maintained his own consulting company, Communications Policy and Management Corp. (“CPM”) in New York since 1987. The services he provides to Sony, Tokyo Dome, PIA and us are all contracted through CPM. Dr. Kitatani lectures on media law and management at Sony University in Tokyo, and is an adjunct professor of Telecommunications at Indiana University and Washington State University. His 1991 book, AMERICAN CATV, is regarded as essential reading for media professionals in Japan. In 1999, his book, THE ENTERTAINMENT BUSINESS, was published in Japan. Dr. Kitatani holds an M.A. and PH.D. in Communications Policy, Law and Management from the University of Wisconsin (Madison).

Michael Mullarkey age 36. Mr. Mullarkey joined our Board of Directors on October 1, 2004. He has been the Chairman of the Board of Directors of Workstream Inc., a company that offers software and services that address the needs of Companies to recruit, train, evaluate, motivate and retain their employees since November 2001 and has been Workstream’s Chief Executive Officer since April 2001. In April 2003, Mr. Mullarkey assumed the responsibilities of President of Workstream, a position in which he previously served from April 2001 until November 2001. From January 2001 to April 2001, Mr. Mullarkey was a major investor in Paula Allen Holdings, Inc., a full service outplacement firm in the United States, which Workstream acquired in April 2001. From January 1998 to September 1999, Mr. Mullarkey was the co-founder and managing director of Information Technology Mergers & Acquisitions, LLC, an investment capital group managing private equity funding and investing in emerging technology markets and organizations. From March 1997 to December 1998, he was the Senior Vice President of sales and marketing for Allin Corporation, a publicly traded enterprise solution provider. From October 1989 to February 1997, Mr. Mullarkey was Vice President and General Manager at Sony Corporation of America, a US subsidiary of Sony Corporation.

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(2) Not applicable.

(3) We have not yet determined the committees on which Messrs. Favia, Kitatani and Mullarkey will serve. We will update this disclosure when a determination is made.

(4) On October 1, 2004 we entered into a Service Agreement with a company for which Dr. Kenji Kitatani serves as president. The Service Agreement is described in Item 1.01 above.

9.01	Financial Statements and Exhibits.

(c) Exhibits.

10.1	Service Agreement dated as of October 1, 2004 by and between Communications Policy and Management Corporation and Optigenex Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIGENEX INC.

Dated: October 7, 2004	By:	/s/ Richard S. Serbin
Richard S. Serbin
Chief Executive Officer

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